UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest event Reported): May 11, 2014

CHINA BIOLOGIC PRODUCTS, INC.

 (Exact name of registrant as specified in its charter)

Delaware	001-34566	75-2308816
(State or other jurisdiction of	(Commission File No.)	(IRS Employer ID No.)
incorporation or organization)

18th Floor, Jialong International Building
19 Chaoyang Park Road
Chaoyang District, Beijing 100125
People’s Republic of China

(Address of Principal Executive Offices)

86-10-6598-3166

Registrant's telephone number, including area code

____________________________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

ITEM 5.02. DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

Effective May 11, 2014, China Biologic Products, Inc. (the “Company”) entered into a renewal employment agreement (the “Employment Agreement”) with Mr. David (Xiaoying) Gao, the Company’s Chief Executive Officer, to renew Mr. Gao’s original employment agreement with the Company (the “Original Employment Agreement”) dated May 11, 2012, which expired on May 11, 2014. The Employment Agreement has substantially similar terms to the Original Employment Agreement, including without limitation, Mr. Gao’s position as the Company’s Chief Executive Officer and his base salary per annum. The Employment Agreement has a term of one year and allows for an automatic renewal of another year if the parties do not notify each other of their intention to terminate the Employment Agreement by April 11, 2015, in which case the Employment Agreement will expire on May 11, 2016. The description of the terms of the Employment Agreement herein is qualified in its entirety by the provisions of the employment agreement filed as Exhibit 10.1 to this Current Report on Form 8-K.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit Number	Description
10.1	Employment Agreement between David (Xiaoying) Gao and the Company, dated May 11, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 15, 2014	CHINA BIOLOGIC PRODUCTS, INC.

	By:	/s/ David (Xiaoying) Gao
David (Xiaoying) Gao Chief Executive Officer